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                 ASSUMPTION, ASSIGMENT AND RESTATEMENT AGREEMENT

                                                                   Exhibit 10.55

     THIS ASSUMPTION, ASSIGNMENT AND RESTATEMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 19th day of November, 2001, by and among (i) Network Access Solutions Corporation, a Delaware corporation, or its permitted designee ("NAS"), (ii) Covad Communications Company, a California corporation ("COVAD"), (iii) Ardent, Inc., a Virginia corporation, and (iv) Ardent Communications, Inc., a Delaware corporation (together, with Ardent, Inc., "ARDENT," and, collectively with Covad and NAS, the "PARTIES").

     WHEREAS, Ardent is engaged in the business of supplying broadband Internet access solutions and web services (collectively, the "BUSINESS");

     WHEREAS, on October 10, 2001 (the "PETITION DATE"), Ardent filed voluntary chapter 11 petitions commencing cases in the United States Bankruptcy Court for the District of Columbia (the "BANKRUPTCY COURT"), Case Nos. 01-02085 and 01-02086;

     WHEREAS, NAS and Ardent executed an Asset Purchase Agreement, dated as of October 25, 2001, whereby NAS agreed to purchase certain of the assets of Ardent related to or used by Ardent in connection with the Business and to assume certain executory contracts of Ardent related to the Business (collectively, the "ACQUIRED ASSETS") (as more particularly defined in ARTICLE 1 thereof) in accordance with Sections 105, 363 and 365 of the Bankruptcy Code (the "PURCHASE AGREEMENT");

     WHEREAS, pursuant to the Services Agreement, dated as of August 2, 1999 (the "SERVICES AGREEMENT"), and the ISP Customer Agreement for Telespeed Services, dated October 29, 1998 (the "COVAD ISP AGREEMENT"), each by and between Ardent and Covad, Covad agreed to provide digital subscriber line ("DSL") service to certain customers of Ardent (together, the "COVAD AGREEMENTS" which term shall include all amendments made hereunder);

     WHEREAS, Ardent is currently liable to Covad for $4,878,403.12 for services rendered under the Covad Agreements prior to the Petition Date (the "PRE-PETITION AMOUNT"), and is currently liable for $980,962.57 for services rendered under the Covad Agreements after the Petition Date and prior to Closing, as defined herein (the "POST-PETITION AMOUNT");

     WHEREAS, in connection with the Purchase Agreement, Ardent wishes to assume and assign to NAS the Covad Agreements, as modified by this Agreement, pursuant to Section 365 of the Bankruptcy Code, and Covad will agree, and not object, to the assumption and assignment of the Covad Agreements upon the execution of this Agreement and related agreements;

     WHEREAS, NAS and Covad wish to restate the Covad Agreements following the assumption and assignment of such agreements pursuant to the terms hereof; and

     WHEREAS, pursuant to the Purchase Agreement, NAS is obligated to pay to Covad the Pre-Petition amount less $178,403.12 and Ardent is obligated to pay to Covad $178,403.12, plus the Post-Petition Amount.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the Parties acknowledge, it is agreed as follows:

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     1. CURE OF PRE-PETITION DEFAULTS

          (a) NAS hereby agrees to pay to Covad $4,700,000 in cash over time pursuant to the terms of a secured promissory note, a form of which is attached hereto as EXHIBIT 1 (the "Note"). Pursuant to the Note, NAS shall pay $3,000,000 in cash at closing by wire transfer. The Note and all of its terms are hereby incorporated in this agreement as if fully set forth herein.

          (b) Ardent hereby agrees to pay to Covad $178,403.12 in cash at closing by wire transfer.

          (c) NAS hereby agrees to provide to Covad a Letter of Credit, a form of which is attached hereto as EXHIBIT 2 to secure performance of NAS' obligations to Covad under this and all other agreements between NAS and Covad (e.g. Services Agreements) through the term of all agreements.

          (d) Except as it is contemplated herein, Covad hereby covenants that it will not seek from NAS any further compensation, payment or reimbursement of any kind for any amounts due, liabilities, causes of action, breach of warranty, contract payment or any other obligation of any sort under the Covad Agreements arising prior to the Closing, as defined herein.

          (e) Covad hereby covenants that it will not object to, and will support, Ardent's motion pursuant to Section 365 of the Bankruptcy Code to assume the Covad Agreements and assign them to NAS. Covad further covenants that the protections inuring to Covad under this Agreement constitute "adequate assurance of future performance" under the Covad Agreements, as that phrase is used in Section 365 of the Bankruptcy Code, and that the payments to be made pursuant to this Agreement constitute the cure of all defaults as required by
Section 365. Nothing herein shall prevent Covad from entering into any negotiations with any other prospective purchaser of the Acquired Assets concerning the assumption and assignment of the Covad Agreements.

     2. PAYMENT OF POST-PETITION AMOUNT

     Ardent covenants and agrees that it will pay to Covad cash at closing in the amount of $178,403.12, plus the Post-Petition Amount. Ardent and Covad stipulate that if the Closing occurs on November 19, 2001, the Post-Petition Amount will be $980,962.57. If the Closing occurs after November 19, 2001, Ardent and Covad shall seek to agree on the final amount of the Post-Petition Amount, and if they are unable to agree on such amount, the final amount shall be determined by the Bankruptcy Court on motion after notice. At the Closing, Ardent shall pay so much of the Post-Petition Amount as is not disputed between Ardent and Covad or as determined by the Bankruptcy Court, as applicable. Such amount however, will in all events exceed $1,000,000.00. Upon such payment of the entire Post-Petition Amount and pursuant to section 365(k) of the Bankruptcy Code, Ardent shall be relieved from any further liability with respect to the Covad Agreements arising after Closing. In addition, Ardent shall remain liable, and shall pay when due, additional costs and charges that will accrue as of the Closing Date but which are not invoiced at that time (e.g. disconnect charges, cancellation fees, etc.)

     3. ASSUMPTION, ASSIGNMENT AND RESTATEMENT OF COVAD AGREEMENTS

          (a) Covad hereby consents to the assumption and assignment by Ardent to NAS of all liabilities and obligations of Ardent under the Covad Agreements.

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          (b) NAS and Covad hereby agree that the Services Agreement shall be restated so as to conform in all material respects to the DSL Services Agreement, a form of which is attached hereto as EXHIBIT 3.

          (c) NAS and Covad hereby agree that the Covad ISP Agreement shall be restated so as to conform in all material respects to the DSL+IP Services Agreement, a form of which is attached hereto as EXHIBIT 4.

          (d) NAS and Covad hereby agree that any costs or fees associated with the services rendered by Covad to NAS under the Covad Agreements shall be based on "Tier 3" for end-user lines among the Acquired Assets and "Tier 4" for all other lines, as described more fully in the DSL and DSL + IP Services Agreement.

          (e) NAS hereby grants Covad a security interest in all of the Covad supplied lines among the Acquired Assets to secure payment of the monthly charges relating to the Covad supplied lines among Acquired Assets.

     4. OPERATIONAL PLATFORM FOR ACQUIRED ASSETS

          (a) NAS agrees that all Covad supplied end-user lines among the Acquired Assets shall remain on the Covad network and will not be moved to the separate NAS network not provided by Covad. In the event that an end-user circuit is cancelled and re-provisioned or otherwise serviced on the NAS network or a non-Covad network, NAS shall pay Covad $750.00 (seven hundred and fifty dollars) ("Transfer Charge") per end-user circuit (one thousand five hundred dollars) in addition to all cancellation and disconnect fees. The Transfer Charge shall not apply to lines cancelled or disconnected in the normal course of business and that are not repositioned or otherwise serviced on a non-Covad network.

          (b) NAS agrees that a minimum of 75% of Covad supplied end-user lines among the Acquired Assets shall be migrated to Covad's DSL + IP platform within 90 days of closing. NAS shall submit a plan to affect this migration within 30 days of closing. To the extent that NAS wishes to migrate less than 75%, it shall submit a plan to Covad identifying the end-user lines that it will not migrate to DSL + IP within 30 days of Closing. Covad, in its sole discretion shall have the right to reject the proposal to maintain lines on the DSL only platform. In any event, the percentage of lines migrated to DSL + IP within 90 days shall not fall below 60% of the Acquired Assets. In the event that NAS fails to migrate 75% of Covad supplied lines among the Acquired Assets within 90 days, Covad, in its sole discretion, shall have the right to charge for DSL + IP pricing for lines that have not been operationally transitioned until the percentage of lines being charged for DSL + IP equals 75%. Pricing for the lines not migrated shall reflect the representative mix of lines as of Closing. If the migration to Covad's DSL+IP platform is not accomplished within the specified timeframe due to failure to perform by Covad, all lines that have not been migrated shall be priced for DSL only according to the terms agreed to herein.

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          (c) NAS shall not be liable for any of the normal non-recurring charges associated with transfer of lines from Ardent to NAS or from DSL only to DSL + IP.

          (d) NAS and Covad agree that if Covad or its successor(s) fails to perform under the terms of the Services Agreements as attached in
              Exhibit 4, NAS shall not be liable for the Transfer Charge in the event that it migrates or transitions end user lines from the Acquired Assets.

     5. CLOSING


     The Parties' obligations hereunder are subject to the condition that Covad shall have received a wire transfer of the $3,000,000.00 according to the following wire instructions:

              Covad Communications Company
              Acct # 4038-832663
              ABA# 121 000 248
              Wells Fargo Bank
              420 Montgomery Street
              San Francisco, CA 94104

     6. GENERAL PROVISIONS

          (a) No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the Parties, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Any notice required to be given hereunder shall be sufficient if in writing, and sent by courier service (with proof of service), facsimile transmission, hand delivery (with proof of service) or certified or registered mail (return receipt requested and first-class postage pre-paid), addressed as follows:

          If to NAS:
              Network Access Solutions Corporation
              Three Dulles Tech Center
              13650 Dulles Technology Drive
              Herndon, Virginia 20171
              Attention: Mark Scott
              Facsimile: 703-793-5010

          With a copy to:
              Shaw Pittman
              2300 N Street, N.W.
              Washington, DC 20037
              Attention: Thomas J. Catliota, Esq.
              Facsimile: 202-663-8007

          If to Covad:
              Covad Communications Company
              4250 Burton Drive
              Santa Clara, CA 95054

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              Attention: Claude T. Tolbert, III
              Facsimile: 408-987-1603

          With a copy to:
              Covad Communications Company
              4250 Burton Drive
              Santa Clara, CA 95054
              Attention: General Counsel
              Facsimile: 408-987-1111

          If to Ardent, Inc. or Ardent Communications, Inc.:
              1820 North Fort Myer Drive
              Arlington, VA 22209
              Attention: Amit Rikhy
              Facsimile: 703-247-6770

          With a copy to:
              Swidler Berlin Shereff Friedman
              3000 K Street, N.W.
              Suite 300
              Washington, DC 20007
              Attention: Michael J. Lichtenstein, Esq.
              Facsimile: 202-424-7643

(or to such address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

          (c) Each provision of this Agreement shall be construed in such a manner so as to give such provision the fullest legal force and effect possible. To the extent any provision hereof (or part of such provision) is held to be unenforceable or invalid when applied to a particular set of facts, or otherwise, the unenforceability or invalidity of such provisions (or part thereof) shall not affect the enforceability or validity of the remaining provisions hereof (or the remaining parts of such provision), which shall remain in full force and effect, nor shall such unenforceability or invalidity render such provision (or part thereof) inapplicable to other facts in the context of which such provision (or part thereof) would be held legally enforceable and/or valid.

          (d) This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective heirs, executors or administrators, personal or legal representatives, successors and assigns.

          (e) The headings in this Agreement are inserted for convenience and reference only and are not intended to be used in construing or interpreting any of the provisions of this Agreement.

          (f) This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without resort to any conflicts or choice of laws principles.

          (g) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

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                             [SIGNATURES NEXT PAGE]

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     IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

                                 NETWORK ACCESS SOLUTIONS CORPORATION


                                 By: /s/ JON AUST
                                     ------------
                                 Name: Jon Aust
                                 Title: CEO


                                 COVAD COMMUNICATIONS COMPANY

                                 By: /s/ Claude T. Tolbert III
                                     -------------------------
                                 Name: Claude T. Tolbert III
                                 Title: Vice President, Corporate Development


                                 ARDENT, INC.

                                 By: /s/ AMIT D. RIKHY
                                     -----------------
                                 Name: Amit D. Rikhy
                                 Title: CFO


                                 ARDENT, INC.

                                 By: /s/ AMIT D. RIKHY
                                     -----------------
                                 Name: Amit D. Rikhy
                                 Title: CFO

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                                                                       EXHIBIT 1

                             FORM OF PROMISSORY NOTE

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                                                                       EXHIBIT 2

                            FORM OF LETTER OF CREDIT